Exhibit 99.1

Press Release

MEDIA CONTACT:	INVESTOR CONTACT:
Heather Cunningham, Media Relations	Tina Moore, Director, Investor Relations
Goldleaf Financial Solutions, Inc.	Goldleaf Financial Solutions, Inc.
813.374.6362	770.752.6460
media@goldleaf.com	tina.moore@goldleaf.com

Goldleaf Adds Charles B. Carden to Board of Directors, Announces New Composition of Board Committees and Results of Annual Shareholder Meeting

Financial services industry veteran brings diverse payments expertise to Board

ATLANTA, May. 21, 2009 — Goldleaf Financial Solutions Inc. (NASDAQ:GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today announced the appointment of Charles B. Carden to its Board of Directors. Mr. Carden’s extensive background in payments and financial markets strengthens a very experienced board and continues the company’s strategic focus on the payments technology sector.

Most recently, Mr. Carden served as senior vice president and chief financial officer of John H. Harland Company, a $1 billion provider of products and services to the financial institution and education markets, prior to its acquisition by M&F Worldwide in May 2007. In this position, he was responsible for the financial aspects of this provider of high-technology software and services as well as more traditional printed products.  Mr. Carden holds an MBA from Harvard University and a Bachelor of Arts in Mathematics from Westminster College.

“Mr. Carden’s experience in the payments space along with his financial background will serve as a great addition to the board,” said Lynn Boggs, CEO of Goldleaf. “His knowledge and proven leadership make him an excellent complement to our other Board members and we look forward to benefiting from his insight and experience.”

Mr. Carden will join both the Audit Committee of the Board, which continues to be chaired by Rob McCabe, and the Compensation Committee, now chaired by Beck Taylor. Additionally, Larry Hough has joined the Nominating and Corporate Governance

Committee as chairman.  For a complete list of Goldleaf’s Board Committee composition, please see the Investor Relations section of its Web site at www.goldleaf.com.

At Goldleaf’s annual shareholders’ meeting held on May 21, 2009, Rob McCabe, John Schneider and Larry Hough were each re-elected to the Board.  The shareholders also approved the company’s amended and restated 2005 Long Term Equity Incentive Plan.

About Goldleaf

Goldleaf Financial Solutions, Inc. offers a strategic suite of integrated technology and payment processing solutions to global financial institutions of all sizes. Goldleaf's products and services enable financial institutions to succeed in today's competitive market, solidify their trusted financial relationships, expand their community presence and improve profitability through the efficient use of technology. For more information about Goldleaf and its solutions, please visit the company at www.goldleaf.com.

Safe Harbor Statement

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the ability of the Company's suite of products and services to enhance the competitiveness of its clients. These and other risks and uncertainties the company faces are detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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